Exhibit 11.1

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended
	June 18, 2005		June 19, 2004
	Diluted	Basic	Diluted	Basic
Net income	$134.0	$134.0	$155.2	$155.2

Weighted average common shares outstanding	447.5	447.5	445.6	445.6

Common share equivalents	2.6		3.8

Weighted average shares outstanding	450.1		449.4

Earnings per share	$0.30	$0.30	$0.35	$0.35

Calculation of common share equivalents:

Options to purchase common shares	19.6		13.9
Common shares assumed purchased with potential proceeds	(17.0)		(10.1)

Common share equivalents	2.6		3.8

Calculation of common shares assumed purchased with potential proceeds:

Potential proceeds from exercise of options to purchase common shares	$361.9		$224.7
Common stock price used under the treasury stock method	$21.29		$22.29
Common shares assumed purchased with potential proceeds	17.0		10.1

Anti-dilutive shares totaling 14.5 million in 2005 and 24.2 million in 2004 have been excluded from diluted weighted average shares outstanding.

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	24 Weeks Ended
	June 18, 2005		June 19, 2004
	Diluted	Basic	Diluted	Basic
Net income	$265.3	$265.3	$198.3	$198.3

Weighted average common shares outstanding	447.2	447.2	444.8	444.8

Common share equivalents	2.0		4.0

Weighted average shares outstanding	449.2		448.8

Earnings per share	$0.59	$0.59	$0.44	$0.45

Calculation of common share equivalents:

Options to purchase common shares	8.1		12.6
Common shares assumed purchased with potential proceeds	(6.1)		(8.6)

Common share equivalents	2.0		4.0

Calculation of common shares assumed purchased with potential proceeds:

Potential proceeds from exercise of options to purchase common shares	$122.5		$191.0
Common stock price used under the treasury stock method	$19.97		$22.21
Common shares assumed purchased with potential proceeds	6.1		8.6

Anti-dilutive shares totaling 22.0 million in 2005 and 24.5 million in 2004 have been excluded from diluted weighted average shares outstanding.